POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, AmeriPrime Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN and JOANN M. STRASSER, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 30th day of October, 2002.

ATTEST:                                              AMERIPRIME FUNDS



By: _/s/_________________________          By: __/s/____________________________
      Thomas G. Napurano, Treasurer            Timothy L. Ashburn, President


STATE OF INDIANA              )
                              )        ss:
COUNTY OF MARION              )

     Before me, a Notary Public, in and for said county and state, personally appeared Timothy L. Ashburn, President and Thomas G. Napurano, Treasurer, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

         WITNESS my hand and official seal this 30th day of October, 2002.


                                                /s/____________________________
                                                Carol J. Highsmith
                                                Notary Public


                                           My commission expires: 7/28/07


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                                   CERTIFICATE



     The undersigned, President of AmeriPrime Funds, hereby certifies that the following resolution was duly adopted by a majority of the Board of Directors at a meeting held October 21, 2002, and is in full force and effect: " WHEREAS, AmeriPrime Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

          NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD
          S. MENDELSOHN and JOANN M. STRASSER, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."




Dated:  October 30, 2002                       /s/______________________________
                                                Timothy L. Ashburn, President
                                                AmeriPrime Funds